UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

KNOWBE4, INC.

(Name of Registrant as Specified In Its Charter)

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The following was made available to employees of KnowBe4, Inc. (“KnowBe4”) on October 12, 2022 in connection with the pending acquisition of KnowBe4 by affiliates of Vista Equity Partners (“Vista”).

1.	What was announced?

•	KnowBe4 has entered into a definitive agreement to be acquired by Vista Equity Partners in an all-cash transaction valued at approximately $4.6 billion on an equity value basis.

•	Under the terms of the merger agreement, KnowBe4 stockholders will receive $24.90 per share in cash upon completion of the proposed transaction.

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The per share purchase price represents a 44 percent premium to the Company’s unaffected closing price on September 16, 2022, the last full trading day before Vista publicly disclosed its initial non-binding acquisition proposal on its Schedule 13-D.

•	Following the completion of this transaction, KnowBe4 will become a private company.

2.	Why Vista?

•	This transaction is the beginning of our Company’s next big chapter.

•	Leveraging its experience and expertise, Vista makes a point of investing in businesses that make a difference and have a demonstrated track record of success.

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Vista has been a significant stockholder in our Company for some time, and it is clear that they have a deep understanding of our business and a genuine appreciation for our unique approach to cybersecurity.

•	Under Vista’s ownership, we will have access to additional resources and support, which will help us achieve our goals and deliver enhanced value to our customers.

•	We look forward to partnering with Vista’s team to continue empowering businesses worldwide to strengthen their human firewall and make smarter security decisions every day.

3.	What does this transaction mean for the Company’s go-forward strategy?

•	There has been no change to KnowBe4’s mission or go-forward strategy.

•

Vista has been a significant stockholder in our Company for some time, and it is clear that they have a deep understanding of our business and a genuine appreciation for our unique approach to cybersecurity.

•	Under Vista’s ownership, we will have access to additional resources and support, which will help us achieve our goals and deliver enhanced value to our customers.

•	We look forward to partnering with Vista’s team to continue empowering businesses worldwide to strengthen their human firewall and make smarter security decisions every day.

4.	What are the advantages of going private?

•	Together with Vista, we will have access to greater resources and financial flexibility to maintain our leadership position, invest in innovation, deliver for our customers and achieve our goals.

5.	Will there be any changes to the KnowBe4 brand? Where KnowBe4 is based?

•	We will continue operating under the KnowBe4 name and brand, and our headquarters will remain in Clearwater, Florida.

6.	How does this impact my day-to-day responsibilities?

•	Right now, it’s business as usual for KnowBe4.

•	Until this transaction closes, we are still a public company and will continue to operate like one.

•	You will see no change in your day-to-day work, and our customers remain our top priority.

7.	How will this impact my pay and benefits?

•	At this time, we do not anticipate any changes to employee pay or benefits as a result of this transaction, except we will not accept any further contributions to the ESPP.

8.	What does this mean for my equity?

•	Once the transaction closes, the vested portion of any equity award that you own will be paid out in cash at the transaction price of $24.90 per share.

•	Unvested equity awards as of the closing will continue to vest in accordance with their terms. Upon vesting, these equity awards will be paid out in cash at the transaction price of $24.90 per share.

•	Our normal October RSU grants will continue as previously planned, subject to annual vesting requirements.

9.	What should I do if the media or other third party contacts me?

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If you or your team are contacted by outside parties, please refer all media inquiries to Kathy Wattman at PR@KnowBe4.com, and inquiries from investors and analysts should be referred to Ken Talanian at IR@Knowbe4.com.

10.	Who should I contact if I have further questions?

•	Please contact your manager if you have additional questions.

Additional Information and Where to Find It

KnowBe4, its directors and certain executive officers are participants in the solicitation of proxies from stockholders in connection with the pending acquisition of KnowBe4 (the “Transaction”). In connection with the Transaction, KnowBe4 will file a proxy statement (the “Transaction Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) and the Company, certain of its affiliates and certain affiliates of Vista will jointly file a transaction statement on Schedule 13e-3 (the “Schedule 13e-3”). Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents to be filed with the SEC in connection with the Transaction. Information relating to the foregoing can also be found in KnowBe4’s definitive proxy statement for its 2022 Annual Meeting of Stockholders (the “2022 Proxy Statement”), which was filed with the SEC on April 6, 2022. To the extent that holdings of KnowBe4’s securities have changed since the amounts printed in the 2022 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Promptly after filing the definitive Transaction Proxy Statement and the Schedule 13e-3 with the SEC, KnowBe4 will mail such materials and a WHITE proxy card to each stockholder entitled to vote at the special meeting to consider the Transaction. STOCKHOLDERS ARE URGED TO READ THE TRANSACTION PROXY STATEMENT AND THE SCHEDULE 13E-3 (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT KNOWBE4 WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Transaction Proxy Statement and the Schedule 13e-3, any amendments or supplements thereto, and any other relevant documents filed by KnowBe4 with the SEC in connection with the Transaction at the SEC’s website (http://www.sec.gov). Copies of KnowBe4’s definitive Transaction Proxy Statement and the Schedule 13e-3, any amendments or supplements thereto, and any other relevant documents filed by KnowBe4 with the SEC in connection with the Transaction will also be available, free of charge, at KnowBe4’s investor relations website (https://investors.KnowBe4.com) or by emailing IR@knowbe4.com.

Forward-Looking Statements

This communication contains forward-looking statements that involve risks and uncertainties, including statements regarding the Transaction, including the expected timing of the closing of the Transaction; considerations taken into account by KnowBe4’s Special Committee and its Board of Directors in recommending the Transaction for approval and approving the Transaction; and expectations for KnowBe4 following the closing of the Transaction. Such forward looking statements are subject to inherent risks and uncertainties, including those associated with: the possibility that the conditions to the closing of the Transaction are not satisfied, including the risk that required regulatory approvals to consummate the Transaction are not obtained and that KnowBe4’s stockholders do not approve the merger agreement; the occurrence of any event, change or other circumstances that could result in the merger agreement being terminated or the merger not being completed on the terms reflected in the merger agreement, or at all, and the risk that the merger agreement may be terminated in circumstances that require us to pay a termination fee; potential litigation relating to the Transaction; uncertainties as to the timing of the consummation of the Transaction; the ability of each party to consummate the Transaction; possible disruption related to the Transaction to KnowBe4’s current plans and operations, including through the loss of customers and employees; and other risks and uncertainties detailed in the periodic reports that KnowBe4 files with the SEC, including KnowBe4’s Annual Report on Form 10-K filed with the SEC on March 10, 2022 and Quarterly Reports on Form 10-Q filed with the SEC on May 10, 2022 and August 4, 2022, each of which may be obtained on the investor relations section of KnowBe4’s website (https://investors.knowbe4.com). If any of these risks or uncertainties materialize, or if any of KnowBe4’s assumptions prove incorrect, KnowBe4’s actual results could differ materially from the results expressed or implied by these forward-looking statements. All forward-looking statements in this communication are based on information available to KnowBe4 as of the date of this communication, and KnowBe4 does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.